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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C. 20549



                                   FORM 8-K/A



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


                      Date of Report:  August 16, 2000



                               Viropro, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                  Nevada
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                (State or Other Jurisdiction of Incorporation)


             333-06718                              133124057
     ------------------------      ------------------------------------
     (Commission File Number)      (IRS Employer Identification Number)


              3163 Kennedy Boulevard, Jersey City, NJ  07306
            ----------------------------------------  ----------
            (Address of Principal Executive Offices)  (Zip Code)


                              (800) 361-1199
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              (Registrant's Phone Number, Including Area Code)

















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ITEM 4.  Changes in Registrant's Certifying Accountants.

(a) On May 5, 2000 The client-auditor relationship between the Registrant and Thomas W. Klash, C.P.A. ("Klash") ceased. Previously, Klash had been the auditor for the predecessor corporation of the Registrant, Insecta Sales and Research during this tenure Klash did not issue a report that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting participles.

During the period of Klash's engagement for the Registrant there were no disagreements between the Registrant and Klash on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure. Additionally, during the tenure of engagement Klash did not produce an audit report for the Registrant.

(b) The Board of Directors of Registrant engaged Joel Baum, C.P.A. as its independent accountants. Prior to this engagement the Registrant had not utilized the services of nor consult with Mr. Baum. Mr. Joel Baum, C.P.A. is located at 1515 University Drive, Suite 209, Coral Springs, Florida 33071.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          /s/  Hugh D. Johnson
Date:   August 21, 2000                  By: --------------------------
                                         Hugh J. Johnson, Secretary




Exhibits.  Letters from Accountants, or other items applicable to situation, if any.

           None